UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant.

On August 21, 2006, the Audit Committee of Kaiser Group Holdings, Inc. (the “Company”) was informed by PricewaterhouseCoopers LLP (“PwC”) that PwC was resigning as the Company’s auditor effective August 21, 2006.

The reports of PWC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2005 and the subsequent interim period from January 1, 2006 through August 21, 2006, (i) there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided to PwC a copy of the disclosures made in this Form 8-K prior to filing of the Form 8-K with the Securities and Exchange commission and has requested that PwC furnish it with a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of PwC’s letter, dated August 23, 2006 stating its agreement with the disclosures above is filed as Exhibit 16.1 to this Form 8-K.

The Company’s Audit Committee will promptly begin interviews to engage a new audit firm.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

16.1                           Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Nicholas Burakow
Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date:  August 25, 2006